UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020 (December 11, 2020)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fifth Amendment to Revolving Credit Facility

On December 11, 2020, Vince, LLC (“Vince”), an indirectly wholly owned subsidiary of Vince Holding Corp. (the “Company”), entered into the Fifth Amendment (the “ABL Fifth Amendment”) to that certain Credit Agreement (the “Revolving Credit Facility”), dated August 21, 2018, by and among Vince, as the borrower, the guarantors named therein, Citizens Bank (“Citizens”), as administrative agent and collateral agent, and the other lenders from time to time party thereto.

The ABL Fifth Amendment, among other things, (i) extends the period from November 30, 2020 to July 31, 2021 (such period, “Accommodation Period”), during which the eligibility of certain account debtors is revised by extending by 30 days the time those accounts may remain outstanding past due as well as increasing the concentration limits of certain account debtors; (ii) extends the period through which the applicable margin on all borrowings of revolving loans by 0.75% per annum during such Accommodation Period,  (iii) extends the period from October 30, 2021 to January 29, 2022, during which the cap on certain items eligible to be added back to “Consolidated EBITDA” (as defined in the Revolving Credit Facility) is increased to 27.5% from 22.5%; (iv) extends the temporary suspension of the Consolidated Fixed Charge Coverage Ratio (“FCCR”) covenant through the delivery of a compliance certificate relating to the fiscal quarter ending January 29, 2022 (such period, the “Extended Accommodation Period”), other than the fiscal quarter ending January 29, 2022; (v) requires Vince to maintain an FCCR of 1.0 to 1.0 in the event the excess availability under the Revolving Credit Facility is less than (x) $7.5 million through the end of the Accommodation Period; and (y) $10 million from August 1, 2020 through the end of the Extended Accommodation Period; (vi) permits Vince to incur the debt under the Third Lien Credit Facility (as described below); (vii) revises the definition of “Cash Dominion Trigger Amount” to mean $15 million through the end of the Extended Accommodation Period and at all other times thereafter, 12.5% of the loan cap and $5 million, whichever is greater; (viii) deems the Cash Dominion Event (as defined in the Revolving Credit Facility) as triggered during the Accommodation Period; and (ix) requires an engagement by the Company of a financial advisor from February 1, 2021 until March 31, 2021 (or until the excess availability is greater than 25% of the loan cap for a period of at least thirty days, whichever is later) to assist in the preparation of certain financial reports, including the review of the weekly cashflow reports and other items.

Fifth Amendment to Term Loan Facility

On December 11, 2020, Vince entered into the Fifth Amendment (the “TL Fifth Amendment”) to that certain Credit Agreement (the “Term Loan Facility”), dated August 21, 2018, by and among Vince, as the borrower, the guarantors named therein, Crystal Financial LLC (“Crystal”), as administrative agent and collateral agent, and the other lenders from time to time party thereto.

The TL Fifth Amendment, among other things, (i) extends the suspension of the FCCR covenant through the Extended Accommodation Period; (ii) extends the period through which the applicable margin is increased to 9.0% or 7.0%, subject to a pricing grid based on Consolidated EBITDA through the Extended Accommodation Period; (iii) extends the period from October 30, 2021 to January 29, 2022, during which the cap on certain items eligible to be added back to “Consolidated EBITDA” (as defined in the Term Loan Facility) is increased to 27.5% from 22.5%; (iv) requires Vince to maintain an FCCR of 1.0 to 1.0 in the event the excess availability under the Revolving Credit Facility is less than (x) $7.5 million through the end of the Accommodation Period; and (y) $10 million from August 1, 2020 through the end of the Extended Accommodation Period; (v) revises the FCCR required to be maintained commencing with the fiscal quarter ending January 29, 2022 and for each fiscal quarter thereafter to be 1.25 to 1.0; (vi) waives the amortization payments due on January 1, 2021, April 1, 2021, July 1, 2021, October 1, 2021 and January 1, 2022; (vii) permits Vince to incur the debt under the Third Lien Credit Facility (as described below); (viii) resets the prepayment premium to 3.0% of the prepaid amount if prepaid prior to the first anniversary of the TL Fifth Amendment effective date, 1.5% of the prepaid amount if  prepaid prior to the second anniversary of the TL Fifth Amendment effective date and 0% thereafter; (viii) requires an engagement by the Company of a financial advisor from February 1, 2021 until March 31, 2021 (or until the excess availability is greater than 25% of the loan cap for a period of at least thirty days, whichever is later) to assist in the preparation of certain financial reports, including the review of the weekly cashflow reports and other items; and (ix) revises the advance rate on the intellectual property to 60% of its appraised value.

Third Lien Credit Agreement

On December 11, 2020, Vince entered into a $20 million subordinated credit facility (the “Third Lien Credit Facility”) pursuant to a credit agreement (the “Third Lien Credit Agreement”), dated December 11, 2020, by and among Vince, as the borrower, SK Financial Services, LLC (“SK Financial”), as agent, and other lenders from time to time party thereto.  The Third Lien Credit Facility matures on the earlier of (a) February 21, 2024, (b) the date that is 360 days after the “Maturity Date” under the Revolving Credit Facility so long as the loans under the Term Loan Facility remain outstanding and (c) 180 days after the “Maturity Date” under the Term Loan Facility and the Revolving Credit Facility.

SK Financial is an affiliate of Sun Capital Partners, Inc. (“Sun Capital”), whose affiliates own approximately 72% of the Company’s common stock.  The Third Lien Credit Facility was reviewed and approved by the Special Committee of the

Company’s Board of Directors, consisting solely of directors not affiliated with Sun Capital, which was represented by independent legal advisors.

Interest on loans under the Third Lien Credit Facility is payable in kind at a rate equal to the LIBOR rate (subject to a floor of 1.0%) plus applicable margins subject to a pricing grid based on minimum Consolidated EBITDA (as defined in the Third Lien Credit Agreement).  During the continuance of certain specified events of default, interest may accrue on the loans under the Third Lien Credit Facility at a rate of 2.0% in excess of the rate otherwise applicable to such amount.  The Third Lien Credit Facility contains representations, covenants and conditions that are substantially similar to those under the Term Loan Facility, except the Third Lien Credit Facility does not contain any financial covenant.  A closing fee of $0.4 million is payable in kind under the Third Lien Credit Facility.  All obligations under the Third Lien Credit Facility are guaranteed by the Company, Vince Intermediate Holding, LLC and the Company’s existing material domestic restricted subsidiaries as well as any future material domestic restricted subsidiaries and are secured on a junior basis relative to the Revolving Credit Facility and the Term Loan Facility by a lien on substantially all of the assets of the Company, Vince Intermediate Holding, LLC, Vince and the Company’s existing material domestic restricted subsidiaries as well as any future material domestic restricted subsidiaries.

The foregoing is only a summary of the material terms of each of the ABL Fifth Amendment, TL Fifth Amendment and Third Lien Credit Agreement, respectively, does not purport to be complete, and is qualified in its entirety by reference to the ABL Fifth Amendment, TL Fifth Amendment and Third Lien Credit Agreement, respectively, to be filed with the Company’s annual report on Form 10-K for the fiscal year and quarter ending January 30, 2021.

Item 2.02 Results of Operations and Financial Condition.

On December 14, 2020, the Company announced its preliminary financial results for its third quarter ended October 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including Exhibits 99.1 hereto, which the registrant furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Definitive Agreements” is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated December 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: December 14, 2020	By:	/s/ David Stefko
David Stefko
Interim Chief Executive Officer and Chief Financial Officer